COMMONWEALTH ALUMINUM CORPORATION

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                            1995 Stock Incentive Plan
                   As Amended and Restated on October 21, 1996
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         1. General. Pursuant to the terms and conditions of the Commonwealth
Aluminum Corporation 1995 Stock Incentive Plan (the "Plan") hereinafter set forth, the Committee specified in Section 2 from time to time may grant or award to eligible employees (a) options to purchase shares of the Common Stock, par value $.01 per share ("Common Stock"), of Commonwealth Aluminum Corporation (the "Corporation") and (b) restricted Common Stock. Options to purchase Common Stock may also be granted to non-employee directors of the Corporation in accordance with Section 16 of the Plan.

         The purpose of the Plan is to enhance the ability of the Corporation and its subsidiaries to attract and retain employees and directors of outstanding ability and to provide employees and directors with an interest in the Corporation parallel to that of the Corporation's stockholders.

         2. Administration. The Plan shall be administered by the Management Development and Compensation Committee of the Board of Directors (the "Board") of the Corporation, or any successor committee appointed by the Board (the "Committee"); which Committee shall at all times consist of two or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

         The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select employees of the Corporation or its subsidiaries who are to receive grants or awards

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("Participants"), to make grants and awards, to determine the type, number and other terms and conditions of, and all matters relating to, grants and awards, to prescribe grant and award agreements and rules and regulations for the administration of the Plan and such agreements, to construe and interpret the Plan and grant and award agreements and to correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

         Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation and its subsidiaries and stockholders, Participants and persons claiming rights from or through a Participant.

         The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and grant and award agreements.

         The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to the Committee by any officer or employee of the Corporation or a subsidiary, the Corporation's independent public accountants or any other adviser, consultant or service provider assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be

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fully indemnified by the Corporation with respect to any such action or determination.

         3. Eligibility. Individuals eligible to receive awards under the Plan shall be the officers and other key employees of the Corporation and its subsidiaries selected by the Committee and all non-employee directors. However, except as provided in Section 16 hereof, no grant or award shall be made to a director who is not an employee of the Corporation or its subsidiaries.

         4. Shares Subject to the Plan. The total of the number of shares of Common Stock which may be acquired upon the exercise of options granted under the Plan and the number of shares of Common Stock awarded as restricted Common Stock under the Plan shall not exceed 600,000; provided, that for purposes of this limitation any option which is cancelled or expires without exercise, and any restricted Common Stock which is forfeited to the Corporation pursuant to the terms of the award thereof, shall thereafter be deemed not to have been granted or awarded. No employee shall be granted in any calendar year options to purchase more than 100,000 shares of Common Stock. Shares of Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares acquired by the Corporation and held in treasury.

         5. Stock Options. The Committee from time to time may grant options under the Plan to eligible employees. The options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, or nonqualified stock options.

         The Committee shall establish the option price at the time each option is granted. The option price shall be not less than the fair market value of the Common Stock on the date of grant.


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         Unless otherwise determined by the Committee, the fair market value of the Common Stock, as used in this Section 5 and elsewhere in the Plan, as of any given date shall be the mean between the highest and lowest reported sales prices on that date of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ, or, if no Common Stock was traded on that date, on the next preceding day on which there was such a trade.

         Except as otherwise provided herein, options granted shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, but in no event may options be exercisable for a period of more than 10 years after their date of grant. The Committee may alter or waive, at any time, any term or condition of an option that is not mandatory under the Plan.

         The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise. The payment shall be made
(a) in cash, or (b) by surrender of shares of Common Stock owned by the holder of the option for at least six months prior to exercise of the stock option valued at fair market value as of the date of exercise, or (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or by a combination thereof.

         No holder of an option granted under the Plan shall be entitled to any of the rights of a shareholder of the Corporation in respect of any shares covered by such

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option until certificates representing such shares have been issued to such holder.

         No option may be transferred except by will or the laws of descent and distribution, provided that the Committee may grant options that are transferable by the optionee without payment of consideration to immediate family members of the optionee or to trusts or partnerships for such family members and may alter outstanding options to provide for such transferability. Such transferees may transfer an option only by will or the laws of descent and distribution. Options shall be exercisable only by the holders thereof.

         6. Restricted Common Stock. The Committee from time to time may award to eligible employees restricted Common Stock. The employment conditions and the length of the period for vesting of restricted Common Stock shall be established by the Committee at the time of award, except that each restriction period shall not be less than 12 months.

         Except as restricted under the terms of the Plan and any agreement related to the restricted Common Stock, a Participant awarded restricted Common Stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted Common Stock.

         If a stock certificate is issued in respect of shares of restricted Common Stock, the certificate shall be registered in the name of the Participant but shall be held by the Corporation for the account of the employee until the end of the restriction period.

         7. Change in Control. In the event of a Change in Control, as hereafter defined:

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         (a) Any option outstanding as of the date such Change in Control is determined to have occurred and not then exercisable in full shall become fully exercisable; and

         (b) The restrictions applicable to all shares of restricted Common Stock shall lapse and such shares shall be deemed fully vested.

         A "Change in Control" shall mean the happening of any of the following events:

         (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the then outstanding shares of Common Stock, other than any acquisition directly from the Corporation, any acquisition by the Corporation, a subsidiary of the Corporation or an employee benefit plan of the Corporation, or any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of clause (c) of this definition;

         (b) A change in the composition of the Board such that during any period of two consecutive years beginning after the effective date of the Plan, individuals who at the beginning of such period constitute the Board together with those individuals who first became directors during such period (other than by reason of an agreement with the Corporation in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;

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         (c) The approval by the stockholders of the Corporation of a reorganization, merger, consolidation, sale or disposition of all or substantially all of the assets of the Corporation, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction pursuant to which (i) the beneficial owners of the outstanding Common Stock immediately prior to such transaction will beneficially own more than 60% of the outstanding shares of common stock of the corporation resulting from such transaction, (ii) no Person (other than the Corporation, a subsidiary of the Corporation or an employee benefit plan of the Corporation) will beneficially own more than 20% of the outstanding common stock of the corporation resulting from such transaction except to the extent that such ownership existed with respect to the Corporation prior to such transaction, and
(iii) individuals who are Continuing Directors will constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction; or

         (d) The approval by stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         8. Grant or Award Agreement. Each grant or award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such grant or award, in addition to the terms and conditions specified in the Plan.

         9. Withholding Taxes. The Corporation shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. Such taxes may be paid (a) in cash,

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(b) by surrender of shares of Common Stock or (c) with shares of Common Stock otherwise to be issued or delivered to the holder of the option or restricted Common Stock, or by a combination thereof.

         10. No Right to Employment. Nothing contained in the Plan or in any grant of award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Corporation or any of its subsidiaries, or interfere in any way with the right of the Corporation to terminate his or her employment at any time. Nor shall anything contained in the Plan confer upon any employee or other person any claim or right to any grant or award under the Plan.

         11. Governmental Compliance. Each grant and award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         12. Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Stock other than regular cash dividends, the number or kind of shares available for options and awards under the

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Plan (including the calendar year limit on option grants) may be adjusted by the
Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding options granted under the Plan and the purchase price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such outstanding options.

         13. Amendment. Subject to Section 16 hereof, the Board may amend, suspend or terminate the Plan or any portion thereof at any time.

         14. Governing Law. The Plan and any agreement evidencing a grant or award shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware.

         15. Effective Date. The Plan became effective on March 17, 1995. Subject to earlier termination pursuant to Section 13, the Plan shall have a term of 10 years from its effective date.

         16. Director Stock Options. Nonqualified options to purchase 1,000 shares of Common Stock (2,500 shares in the case of a non-employee Chairman of the Board) shall be granted automatically to each director of the Corporation who is a director but is not an employee of the Corporation or its subsidiaries on the date of grant (a) upon the date such director joins the Board or becomes a non-employee director (or, in respect of the option for the additional 1,500 shares in the case of a non-employee Chairman of the Board, becomes the Chairman) and (b) on each succeeding January 1. The option price for each option shall be the fair market value of the Common Stock on the date of grant of that option.

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         Each such option shall become exercisable one year from the date of the grant thereof.

         Each such option shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director.

         In the event of termination of service as a director for any reason other than death, an option granted pursuant to this Section 16 exercisable by the director at the date of termination may be exercised at any time within 90 days after that termination, but not later than the date of expiration of the option. The option shall expire upon the termination of service as a director to the extent it was not then exercisable, and otherwise upon the earlier of the expiration of the 90-day period or the date of expiration of the option.

         In the event of the death of a director, any person or persons (including the legal representative of the estate of the director) who is the holder of an option granted pursuant to this Section 16 or to whom an option granted pursuant to this Section 16 shall pass by will or by the laws of descent and distribution may exercise such an option exercisable by the director at the date of death at any time within one year after the date of death, but not later than the date of expiration of the option. The option shall expire on the date of death to the extent it was not then exercisable, and otherwise upon the expiration of the earlier of the one-year period or the date of expiration of the option.

         Except as expressly provided in this Section, any option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

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         In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

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